Filed pursuant to Rule 424(b)(5)

Registration No. 333-236897

Prospectus Supplement

(To Prospectus dated May 28, 2020)

2,898,552 Class A ordinary shares

AGM Group Holdings, Inc.

This prospectus supplement and the accompanying base prospectus relate to an offering of an aggregate of 2,898,552 Class A ordinary shares, par value $0.001 per share (the “Class A ordinary shares”), of AGM Group Holdings, Inc. (the “Company”, “we”, “us” or “our”).

In a concurrent private placement, we are also selling warrants to purchase up to an aggregate of 1,449,276 of our Class A ordinary shares (the “Warrants”). Each Warrant entitles the holder thereof to purchase one Class A ordinary share at an exercise price of $8.30 per share. The Warrants are exercisable immediately and expire three and a half (3.5) years from the date of issuance. The Warrants and the Class A ordinary shares underlying the Warrants (the “Warrant Shares”) are being offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(a)(2) and/or Regulation D thereunder. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. Without an active trading market, we expect the liquidity of the Warrants to be limited.

The sales of our Class A ordinary shares, the Warrants, and the Warrant Shares will be made in accordance with a certain Securities Purchase Agreement, dated as of December 10, 2021, by and among us and the investors named therein (the “Securities Purchase Agreement”).

Our Class A ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “AGMH.”  On December 9, 2021, the last reported sales price of our Class A ordinary shares on Nasdaq was $8.67. Our stock price is volatile. During the period from January 1, 2021 to December 9, 2021, our Class A ordinary shares have traded at a low of $7.38 and a high of $16.61.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and a “foreign private issuer” as defined under Rule 405 under the Securities Act, and Rule 3b-4c under the Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, are subject to reduced public company reporting requirements.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Class A ordinary shares and Class B ordinary shares held by non-affiliates, or public float, was approximately US$124 million, which was calculated based on 14,256,290 Class A ordinary shares and 0 Class B ordinary shares held by non-affiliates and a Class A ordinary share price of US$8.67, which was the closing price of our Class A ordinary shares on Nasdaq on December 9, 2021.  Accordingly, we are not subject to the limitations set forth in General Instruction I.B.5 of Form F-3.

We have retained FT Global Capital, Inc. (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying base prospectus. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for more information regarding these arrangements.

	Per Class A ordinary share	Total
Public offering price	$6.90	$20,000,000
Placement Agent’s fees and commissions(1)	$0.52	$1,500,000
Proceeds to us, before expenses(2)	$6.38	$18,500,000

(1)	We will pay the Placement Agent a cash fee of 7.5% of the aggregate gross proceeds raised in this offering. We have also agreed to issue to the Placement Agent or its designees warrants to purchase up to 202,899 Class A ordinary shares, which amount equals 7% of the aggregate number of Class A ordinary shares sold in this offering, excluding the Warrant Shares. In addition, we have agreed to reimburse the Placement Agent for expenses up to $80,000, which amount is not included in the table above. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for more information regarding the compensation payable to and our other arrangements with the Placement Agent.

(2)	We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent’s fees and expenses, will be approximately $420,000.

AGM Group Holdings, Inc. is a holding company with no operations of its own which conducts operations primarily through its operating subsidiaries in the British Virgin Islands, or BVI, Singapore, Hong Kong and the People’s Republic of China, or the PRC. Investors in our Class A ordinary shares should be aware that they may never directly hold equity interests in the Chinese operating entities, but rather they are purchasing equity solely in AGM Group Holdings Inc., a BVI holding company. Our Class A ordinary shares offered in this offering are shares of the BVI holding company and are not shares of our subsidiaries in China. Because of our corporate structure, we as well as our investors are subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. We may also be subject to sanctions imposed by PRC regulatory agencies including the China Securities Regulatory Commission, or CSRC, if we fail to comply with their rules and regulations. If Chinese regulatory authorities disallow our operating structure in the future, it will likely result in a material adverse change in our financial performance and our results of operations and/or the value of our Class A ordinary shares, which could cause the value of such securities to significantly decline or become worthless.

In addition, we face various legal and operational risks and uncertainties related to being based in and having substantially all of our operations in the PRC. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business, accept foreign investments or list its securities on an U.S. or other foreign exchange. The PRC government also has significant discretion over the conduct of our business and may intervene with or influence our operations as it deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and it may in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. For a detailed description of risks related to doing business in China, see “Risk Factors” filed as Exhibit 99.3 to the current report on Form 6-K filed with the Securities and Exchange Commission (the “SEC”) on September 29, 2021 and “Risk Factors” in “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020 (the “2020 Annual Report”).

Neither we nor any of our subsidiaries have obtained approval from either the CSRC or the Cyberspace Administration of China, or CAC, for this offering, and we do not intend to obtain approval from either the CSRC or the CAC in connection with this offering, since we do not believe that such approval is required under these circumstances or for the time being.  We cannot assure you, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond, what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange.

Investing in our securities involves a high degree of risk. You should read carefully this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus before accepting any Class A ordinary shares. The securities offered by this prospectus involve a high degree of risk including but not limited to the volatility of our stock price. For a description of the risks of investing in our securities, see the section entitled “Risk Factors” beginning on page S-7 as well as the matters described under the caption “Risk Factors” beginning on page 4 of the accompanying base prospectus.

Neither the SEC, nor the British Virgin Islands or any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Class A ordinary shares pursuant to this prospectus supplement and accompanying base prospectus against payment in U.S. dollars will occur on or about December 14, 2021.

FT Global Capital, Inc.

The date of this prospectus supplement is December 13, 2021

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

On March 5, 2020, we filed with the SEC a registration statement on Form F-3 (File No. 333-236897), utilizing a “shelf” registration process relating to the securities described in this prospectus supplement, which registration statement, as amended, was declared effective by the SEC on May 28, 2020. Under this “shelf” registration process, we may, from time to time, in one or more offerings, offer and sell up to US$100,000,000 of any combination, together or separately, of our Class A ordinary shares, Class A ordinary shares in the form of share purchase contracts, share purchase units, debt securities, warrants, rights, units, or any combination thereof as described in the accompanying base prospectus.

This document is in two parts, this prospectus supplement and the accompanying base prospectus, both of which are part of a registration statement on Form F-3 that we filed with the SEC using a “shelf” registration process.

The two parts of this document include: (1) this prospectus supplement, which describes the specific details regarding this offering of our Class A ordinary shares and the privately placed Warrants and other matters relating to us; and (2) the accompanying base prospectus, which provides a general description of the securities that we may offer, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. You should rely only on the information contained in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone else to provide you with additional or different information. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement together with the additional information described below under the headings “Where You Can Get More Information” and “Incorporation by Reference.”

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded. In addition, to the extent of any inconsistencies between the statements in this prospectus supplement and similar statements in any previously filed report incorporated by reference into this prospectus supplement, the statements in this prospectus supplement will be deemed to modify and supersede such prior statements. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, or a future filing with the SEC incorporated by reference in this prospectus.

The registration statement that contains this prospectus supplement, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus supplement. That registration statement can be read on the SEC’s website mentioned below under the heading “Where You Can Get More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with different or additional information, and we take no responsibility for any other information that others may give you. If you receive any other information, you should not rely on it.

We are offering to sell, and seeking offers to buy, our Class A ordinary shares pursuant to this prospectus supplement and the accompanying base prospectus only in jurisdictions where such offers and sales are permitted. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. No action is being taken in any jurisdiction outside the United States to permit a public offering of our Class A ordinary shares or any of the privately placed Warrants or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying base prospectus applicable to that jurisdiction.

You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since that date.

S-ii

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed in connection with this offering or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the applicable parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “our,” “us,” “our company,” and the “Company” refer to:

●	AGM Group Holdings, Inc. (“AGM Holdings”), a company incorporated under the laws of the British Virgin Islands;

●	AGM Technology Limited, (“AGM HK”) a company incorporated under the laws of Hong Kong SAR and a wholly-owned subsidiary of AGM Holdings;

●	AGM Software Service LTD (“AGM Software”), a company incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of AGM Holdings;

●	AGM Defi Tech Limited (“AGM Defi Tech”), a company incorporated under the laws of Hong Kong SAR and a wholly-owned subsidiary of AGM Holdings;

●	AGM Defi Lab Pte Limited (“AGM Defi Lab”), a company incorporated under the laws of Singapore and a wholly-owned subsidiary of AGM Holdings;

●

AGM Tianjin Construction Development Co., Ltd. (“AGM Tianjin”) (also referred to as 天津安高盟建设发展有限公司 in China), formerly known as Shenzhen AnGaoMeng Financial Technology Service Co., Ltd. (or 深圳安高盟金融科技服务有限公司 in China), a wholly foreign-owned enterprise (“WFOE”) formed under the laws of the People’s Republic of China (the “PRC”) and a wholly-owned subsidiary of AGM HK;

●	Nanjing Lucun Semiconductor Co., Ltd. (“Nanjing Lucun”) (also referred to as南京禄存半导体有限公司in China), a WFOE formed under the laws of the PRC and a wholly-owned subsidiary of AGM HK;

●	Beijing AnGaoMeng Technology Service Co., Ltd. (“AGM Beijing”) (also referred to as 北京安高盟科技服务有限公司 in China), a company incorporated under the laws of the PRC and a wholly-owned subsidiary of AGM Tianjin; and

●	Beijing Keen Sense Technology Service Co., Ltd (“Beijing Keen Sense”) (also referred to as 北京肯森瑟科技服务有限公司 in China), a company incorporated under the laws of the PRC and a wholly-owned subsidiary of AGM Defi Tech.

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SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and our SEC filings that are incorporated into this prospectus supplement contain or incorporate by reference forward-looking statements. All statements contained in this prospectus supplement, the accompanying base prospectus and our SEC filings that are incorporated into this prospectus supplement, other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified in the “Risk Factors” filed as Exhibit 99.3 to the current report on Form 6-K filed with the SEC on September 29, 2021, under the section entitled “Item 3. Key Information—3.D. Risk Factors” in the 2020 Annual Report, the section entitled “Risk Factors” beginning on page S-7  of this prospectus supplement, and the section entitled “Risk Factors” beginning on page 4 of the accompanying base prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside our control. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

Although we believe that our plans, intentions, and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions, or expectations will be achieved. As a result of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. The forward-looking statements in this prospectus, the applicable prospectus supplement or any amendments thereto and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying base prospectus, and the documents incorporated therein by reference. You should read carefully the entire documents, including our financial statements and related notes, to understand our business, the Class A ordinary shares, and the other considerations that are important to your decision to invest in the Class A ordinary shares. You should pay special attention to the “Risk Factors” sections beginning on page S-7 of this prospectus supplement and on page 4 of the accompanying base prospectus.

Company Overview

We are a technology company. Our products and services include: 1) a futures trading solution catering to clients using MetaTrader 5; 2) FXSC, a retail-orientated online trading education website; 3) a foreign exchange (“Forex”) trading system that provides services to financial institutions outside of China; and 4) technology hardware research and development, manufacture, and sales. Our mission is to become one of the key participants and contributors in the global technology hardware supply chain and fintech blockchain ecosystem.

Futures trading system

In September 2019, we, through AGM Defi Lab, completed our development of a futures trading software which integrates future trading API with MetaTrader 5, a well-known and advanced trading software. However, during the third quarter of 2020, most futures brokers started to accept a new third-party software API connection method in order to comply with newly enacted futures regulations and policies in China about the trading terminal API pass-through regulation, which requires “pass through monitoring”. Brokers will need to know exactly who to use API from what third-party software since, traditionally, brokers did not need to collect such information. All other software products on the market are required to comply with the new rule. Accordingly, we were obligated to upgrade and transform the system to enable this new API connection method. We completed the upgrading and transformation of the system at the end of first quarter of 2021. We plan to conduct new trials and improve the solutions based on feedbacks.

FXSC, a retail-orientated online trading education website

In July 2020, we launched FXSC through AGM Defi Lab, a subscription-based online trading education and social trading network platform for Forex traders. FXSC provides trading education to users through interactive trading simulation and trading contests, which enable users to choose and participate in available contests and compete for prizes in a real-time streamed, interactive demo trading environment. FXSC also provides demo trading, also referred to as virtual trading, paper trading, or trading simulation, which is designed to give users, especially the ones with limited knowledge and skills, a risk-free trading environment to get familiar with the markets and trading tools. We plan to charge subscription fees directly to end-users for using the social and educational features of the platform. In addition, through partnership with brokers that integrate its accounts management system with FXSC, we plan to charge brokers a per client monthly service fee for their clients using FXSC. The launch of FXSC is expected to build our brand. We plan to use some of the proceeds from this offering to invest in mass marketing of FXSC.

Forex trading system

Prior to September 2018, through AGM Defi Lab, we provided Forex trading services, including computer program technical support and solution services and trading platform application services, through a combination of in-house developed systems and applications, and the licensed trading platform MetaTrader. In addition, we were engaged in Forex trading brokerage business and generated revenue from gains and losses from trades and Forex brokerage fees and commissions.  At the time, our clients were retail clients and brokerage firms located in China. We voluntarily discontinued the Forex trading system due to a policy position by the PRC government that would no longer support the Forex trading related business and would restrain certain accounts holding the deposits payable. In December 2021, we commenced the sale of our trading system software to our brokerage clients and partners.

Technology hardware research and development, manufacture, and sales

In third quarter of 2021, we formed the company’s new growth strategy and the decision to enter into the ASIC chip research and development to be conducted through AGM HK. In August 2021, we announced the launch of our first ASIC crypto Miner - KOI MINER C16 (“C16”). C16 is equipped with the C3012 chip made by Semiconductor Manufacturing International Corp.’s N+1 process. C16 has a hash rate up to 113 TH/s and a power efficiency ratio of 30 J/T, supporting the mining of Bitcoin, Bitcoin Cash (BCH) and other cryptocurrencies.

The competition of cryptocurrencies mining equipment has grown intense in recent years. Our main competitors are Bitmain, a multinational semiconductor company, Canaan, a supercomputing solutions provider, and MicroBT, a technology company based on block chain and artificial intelligence, all of which are located in China and have both ASIC research and development capacities and deep supply chain connections in China.

C16’s parameters have surpassed our competitors’ models, including: Antminer S19 pro of Bitmain, which has a power consumption of 3250W and hash rate of 104TH/S, and AvalonMiner1246 of Canaan, which has an A1246 hash rate of 90TH/S, power consumption of 3420W and power efficiency of 38J/T, and Whatminer M30S ++ of MicroBT, which has a hash rate of 112TH/S, power consumption of 3472 W and power efficiency of 31 J/T. Since the launch of C16, we have received orders from buyers in the United States, Canada and Europe.

We plan to use some of the proceeds from this offering to develop the technology hardware business.

Recent Development

Strategic Partnership with HighSharp (Shenzhen Gaorui) Electronic Technology Co., Ltd

As part of our plan to expand into the hardware production business, in September 2021, we entered into a strategic partnership agreement with HighSharp (Shenzhen Gaorui) Electronic Technology Co., Ltd (“HighSharp”), a fabless integrated circuit designer that provides advanced semiconductor solutions for supercomputing hardware, pursuant to which, for a six-month period until March 25, 2022, HighSharp will provide the latest ASIC chip technology and manufacturing services to us and we will be responsible for client development on a global basis, with a target to generate orders of at least US$100 million during the six-month term until March 25, 2022. If we and HighSharp achieve the respective targets, we and HighSharp plan to form a joint venture, joined by HighSharp’s key R&D team members, with the goal to integrate next generation product research and development into fabless integrated circuit design capabilities that provide advanced semiconductor solutions for supercomputing hardware. AGM Group Holdings, Inc. will own 60% of the equity and HighSharp will own 40% of the equity in the joint venture.

Termination of Equity Transfer Agreement with Yushu Kingo City Real Estate Development Co., Ltd.

On January 16, 2020, AGM Tianjin entered into an equity transfer agreement (the “Equity Transfer Agreement”) with all the shareholders of Yushu Kingo City Real Estate Development Co., Ltd. (“Yushu Kingo”), who collectively owns 100% of the equity interest in Yushu Kingo, pursuant to which agreement, in exchange for 100% of the equity interest in Yushu Kingo, AGM Tianjin agreed to pay $20,000,000 in cash and cause AGM Holdings to issue 2,000,000 Class A ordinary shares, valued at $15 per share, subject to the terms and conditions of the Agreement. AGM Tianjin made advance payments in the amount of $4,937,663.72 (the “Advance Payment”).

On April 6, 2021, AGM Tianjin, Yushu Kingo and its shareholders entered into a supplement agreement (“Supplement Agreement”) to the Equity Transfer Agreement. Pursuant to the Supplement Agreement, if AGM Tianjin decided not to proceed with the acquisition contemplated by the Equity Transfer Agreement and terminate such agreement on or before October 31, 2021, Yushu Kingo’s shareholders shall return the Advance Payment and pay an additional 10% interest to AGM Tianjin. If Yushu Kingo’s shareholders are unable to make such payment, Yushu Kingo’s shareholders agreed to transfer the titles of real properties of Yushu Kingo to AGM Tianjin, valued with a 20% discount to market price. The parties further agreed to conduct a new evaluation of Yushu Kingo’s assets and to enter into supplement agreement based on such evaluation.

Because of the COVID-19 pandemic, the quarantine and travel restrictions in China, and the massive economic disruption as a result, Yushu Kingo was not able to complete its construction projects and the audit and due diligence of Yushu Kingo was not completed on time. On October 4, 2021, AGM Tianjin terminated the Equity Transfer Agreement and Supplement Agreement with the Yushu Kingo and its shareholders. On October 20, 2021, AGM Tianjin entered into an agreement on transfer of creditor rights with a non-affiliated third party (the “Buyer”). Pursuant to the Transfer Agreement, AGM Tianjin agrees to sell to the Buyer all of its rights and obligations under the Equity Transfer Agreement and the Supplement Agreement, namely, the right to receive the Advance Payment plus interest, for a total purchase price of $5,000,000 (the “Purchase Price”), $2,500,000 of which will be payable on or before December 31, 2021 and the remaining $2,500,000 will be payable on or before June 30, 2022. The Buyer agrees, in the event it fails to pay the Purchase Price on time, to pay as damages for breach of contract an amount equal to four times China’s loan prime rate (LPR) of the Purchase Price due.

Holding Company Structure

AGM Group Holdings, Inc. is a holding company established in the British Virgin Islands with no operations of its own. We conduct operations primarily through our operating subsidiaries in the British Virgin Islands, Singapore, Hong Kong and the PRC. The Class A ordinary shares offered in this prospectus are those of AGM Group Holdings, Inc., the holding company. Shareholders of AGM Group Holdings, Inc. are not directly investing in and may never hold equity interest in the operating subsidiaries. Our current corporate structure is as follows:

Corporate Information

We were incorporated on April 27, 2015, under the laws of the BVI. Our principal executive office is located at c/o Creative Consultants (Hong Kong) Limited Room 1502-3 15/F., Connaught Commercial Building, Wanchai, Hong Kong. Our registered office in the British Virgin Islands is located at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands. Our registered agent in the United States is Vcorp Agent Services, Inc., located at 25 Robert Pitt Drive, Suite 204, Monsey, NY 10952. We maintain a website at www.agmprime.com.  The information contained in our website is not a part of this prospectus supplement.

Transfers of Cash To and From Our Subsidiaries

AGM Group Holdings, Inc. is permitted under the laws of the British Virgin Islands to provide funding to our subsidiaries incorporated in the British Virgin Islands, Singapore and Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of the British Virgin Islands, Singapore and Hong Kong to provide funding to AGM Group Holdings, Inc. through dividend distribution without restrictions on the amount of the funds. AGM Group Holdings, Inc. is permitted to provide funding to our PRC subsidiaries only through loans or capital contributions, subject to satisfaction of applicable government registration and approval requirements.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the BVI Business Companies Act, 2004 as amended from time to time, and our Amended and Restated Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us by dividend.

To make capital contributions to our PRC subsidiaries, the amount of capital contribution shall be limited to the registered capital of our PRC subsidiaries. However, our PRC subsidiaries may increase their registered capital with the local Administration for Market Regulation (AMR) at any time. In practice, under the condition that our PRC subsidiaries are prepared with complete materials, the local AMR will generally approve the application within several business days, and the local bank’s approval for the inward remittances of registered capital can be also completed within a few business days.

To make loans to our PRC subsidiaries, according to Matters relating to the Macro-prudential Management of Comprehensive Cross-border Financing, or PBOC Circular 9 promulgated by the People’s Bank of China, the total cross-border financing of a company shall be calculated using a risk-weighted approach and shall not exceed an upper limit. The upper limit shall be calculated as capital or assets (for enterprises, net assets shall apply) multiplied by a cross-border financing leverage ratio and multiplied by a macro-prudential regulation parameter. The macro-prudential regulation parameter is currently 1, which may be adjusted by the People’s Bank of China and the State Administration of Foreign Exchange in the future, and the cross-border financing leverage ratio is 2 for enterprises. Therefore, the upper limit of the loans that a PRC company can borrow from foreign companies shall be calculated at 2 times the borrower’s net assets. When our PRC subsidiaries jointly apply for borrowing foreign debt, the upper limit of borrowing shall be 2 times of the net assets in the consolidated financial statement.

Furthermore, our PRC subsidiaries, as foreign-invested enterprises, may also choose to calculate the upper limit of foreign debt borrowing based on the surplus between the total investment in projects approved by the verifying departments and the registered capital. We can make loans to our PRC subsidiaries within the range of the surplus.

In addition to obtaining financing at the holding company level, AGM Group Holdings, Inc.’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by our subsidiaries. If any of our subsidiaries incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends to AGM Group Holdings, Inc. In addition, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to our indirect subsidiaries in Hong Kong only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of a subsidiary’s board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of renminbi into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from AGM Group Holdings, Inc. to the subsidiaries in Hong Kong or from the subsidiaries in Hong Kong to AGM Group Holdings, Inc. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between AGM Group Holdings, Inc. and its subsidiaries, across borders and to U.S. investors, nor is there any restrictions and limitations to distribute earnings from our business and subsidiaries, to AGM Group Holdings, Inc. and U.S. investors and amounts owed.

Impact of the COVID-19 pandemic on our business and operations

The COVID-19 pandemic has resulted in quarantines, travel restrictions, limitations on social or public gatherings, and the temporary closure of business venues and facilities across the world. Many of the quarantine and lockdown measures within China have been relaxed. Nevertheless, relaxation of restrictions on economic and social activities may lead to new cases which may result in the return of restrictions. The negative impacts of the COVID-19 pandemic on our business include: (i) the uncertain economic conditions may refrain clients from engaging our services; (ii) quarantines have impeded our ability to contact existing and new clients, as travel restrictions limited other parties’ ability to visit and meet us in person; although most communication may be achieved via video calls, this form of remote communication may be less effective in building trust and communicating with existing and new clients; and (iii) the operations of our clients have been and could continue to be negatively impacted by the COVID-19 pandemic, which may in turn adversely impact their business performance, and result in a decreased demand for our services.

While the COVID-19 pandemic is not expected to have significant impact on our business, the prolonged phenomenon of the COVID-19 pandemic and the effects of mutations in the virus, both in terms of extent and intensity of the pandemic, together with their impact on our industry and the macroeconomic situations are still difficult to anticipate and may pose substantial uncertainties. In the event the economic environment does not improve nor there is no significant recovery in the regions where we serve our clients or operate, our business, results of operations and financial condition could be materially and adversely affected.

The Offering

Number of Class A ordinary shares offered by us:	2,898,552 Class A ordinary shares.

Offering Price:	$6.90 per Class A ordinary share.

Number of Class A ordinary shares and Class B ordinary shares outstanding prior to the offering:	21,356,290 Class A ordinary shares and 2,100,000 Class B ordinary shares.

Class A ordinary shares and Class B ordinary shares outstanding after the offering:	24,254,842 Class A ordinary shares (assuming no exercise of the Warrants or the Placement Agent’s Warrants, as defined below) and 2,100,000 Class B ordinary shares.

Concurrent Private Placement:	In a concurrent private placement, we are issuing to the purchasers in this offering Warrants to purchase up to 1,449,276 Class A ordinary shares. We will receive proceeds from the concurrent private placement transaction solely to the extent such Warrants are exercised for cash. The Warrants will have an exercise price of $8.30 per share, subject to certain adjustments. The Warrants will become exercisable commencing on the date of issuance and will expire three and a half (3.5) years from the date of issuance. The Warrants will only be exercisable for a whole number of Class A ordinary shares. The Warrants and Warrant Shares are not being offered pursuant to this prospectus supplement and the accompanying base prospectus and are instead being offered pursuant to an exemption from registration under the Securities Act. See “Private Placement of Warrants” beginning on page S-12 of this prospectus supplement.

Gross Proceeds:	$20,000,000.

Use of Proceeds:	We intend to use approximately 80% of the net proceeds for developing our technology hardware business, including research and development, sourcing equipment, and recruiting top talent, and the remaining 20% of the net proceeds for the fintech business and general working capital and other general corporate purposes, including mass marketing for the FXSC, talent recruiting and R&D investments to be at the cutting-edge of the business. See “Use of Proceeds” on page S-11 of this prospectus supplement for additional information.

Placement Agent:	FT Global Capital, Inc.

Placement Agent’s Warrants:	We have agreed to issue to the Placement Agent warrants to purchase up to a total of 202,899 Class A ordinary shares (equal to 7% of the Class A ordinary shares sold in this offering, excluding the Warrant Shares) (the “Placement Agent’s Warrants”). Such Placement Agent’s Warrants will be exercisable commencing on the date of issuance at a per share price of $8.30, subject to certain adjustments, and will expire three and a half (3.5) years from the date of issuance. The Placement Agent’s Warrants and the underlying Class A ordinary shares may not be transferred or disposed of for one hundred eighty (180) days from the commencement of sales pursuant to this prospectus supplement. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement.

Market for our Class A ordinary shares:	Our Class A ordinary shares are currently listed on Nasdaq under the symbol “AGMH”.

Risk Factors:

See the “Risk Factors” sections beginning on page S-7  of this prospectus supplement, on page 4 of the accompanying base prospectus, and in the other documents incorporated by reference into this prospectus supplement.

RISK FACTORS

You should carefully consider the matters described below, in “Risk Factors” in “Item 3. Key Information—D. Risk factors” in the 2020 Annual Report, in the “Risk Factors” filed as an exhibit to the Report on Form 6-K filed on September 29, 2021, and all of the information included or incorporated by reference in this prospectus supplement before deciding whether to purchase our Class A ordinary shares. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our Class A ordinary shares could decline, and you may lose all or part of your investment. The risks also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Notice Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

We may not be able to completely meet the target in order to form a joint venture with HighSharp (Shenzhen Gaorui) Electronic Technology Co., Ltd (“HighSharp”) within a reasonable time frame or at all, which could have a negative impact on our business expansion.

In September 2021, we entered into a strategic partnership agreement with HighSharp, pursuant to which if we meet a target to generate orders of at least US$100 million during the six-month term until March 25, 2022 and subject to other customary conditions, we and HighSharp will form a joint venture, joined by HighSharp’s key R&D team members, with the goal to integrate next generation product research and development into fabless integrated circuit design capabilities that provide advanced semiconductor solutions for supercomputing hardware. We will own 60% of the equity and HighSharp will own 40% of the equity in the joint venture.

However, we cannot guarantee whether we can meet such targets within a reasonable time frame or at all and therefore we may not form the joint venture. As the joint venture is an important part of our overall strategy to develop our technology hardware business, failure to continue the strategic partnership with HighSharp could have a negative impact on our business expansion. If the joint venture is delayed, we will not be able to expand our business to technology hardware as planned and our management’s attention may be distracted.

In addition, even if we form a joint venture with HighSharp, we may not realize the anticipated benefits of such strategic partnership, and the operation of the joint venture may disrupt our business and divert management’s time and attention. The planned joint venture may require us to spend a substantial portion of our available cash, issue stock, incur debt or other liabilities, amortize expenses related to intangible assets, or incur write-offs of goodwill or other assets. It may also expose us to claims and disputes by shareholders and third parties, including intellectual property claims and disputes, or may not generate sufficient financial return to offset additional costs and expenses related to the joint venture. Additionally, we may encounter difficulties or unforeseen expenditures in integrating the business, offerings, technologies, personnel, or operations. If we incur debt or issue a significant amount of equity securities to fund such joint venture, such debt may subject us to material restrictions on our ability to conduct our business, as well as financial maintenance covenants and such equity securities may cause dilution for our existing shareholders and earning per share may decrease.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from this offering for our technology hardware business, the fintech business and general working capital and other general corporate purposes. The amounts and timing of our use of the net proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the book value per share of the ordinary shares you purchase.

Because the offering price is higher than the book value per Class A ordinary share, you will suffer substantial dilution in the net tangible book value of the Class A ordinary shares you purchase in this offering. Based on the offering price of $6.90 per Class A ordinary share, if you purchase the Class A ordinary shares offered in this offering, you will suffer immediate and substantial dilution per share in the net tangible book value of the Class A ordinary shares.

Future sales or other dilution of our equity could depress the market price of our ordinary shares.

Sales of our Class A ordinary shares, warrants, debt securities or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our Class A ordinary shares. We have a number of institutional and individual shareholders that own significant blocks of our ordinary shares. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our ordinary shares could be negatively affected.

In addition, we may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our actual cash and cash equivalents and our capitalization as of September 30, 2021:

●	on an actual basis;

●	on an as adjusted basis to give effect to the issuance and sale of the 2,898,552 Class A ordinary shares in this offering (assuming no exercise of the Warrants or the Placement Agent’s Warrants) at a public offering price of $6.90 per share, before deducting estimated offering fees and expenses payable by us.

You should read this table together with our unaudited consolidated financial statements and the related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Report on Form 6-K including interim financial statement for the nine months ended September 30, 2021 and 2020, filed with the SEC on December 8, 2021, which is incorporated by reference herein. In addition, 5,000,000 Class B ordinary shares were cancelled on August 13, 2021, which resulted in an increase in additional paid-in capital of $5,000. The Company intends to file an amendment to the Form 6-K filed on December 8, 2021 to reflect such cancellation.

	As of September 30, 2021
	Actual (unaudited)	As Adjusted (unaudited)
	US$	US$
Cash and cash equivalents	$1,403,534	$21,403,543

Shareholders’ Equity
Class A Ordinary Shares (200,000,000 shares authorized with par value of $0.001, 21,356,290 shares issued and outstanding; 24,254,842 shares issued and outstanding, as adjusted)	$21,356	$24,255
Class B Ordinary Shares (200,000,000 shares authorized with par value of $0.001, 2,100,000 shares issued and outstanding)	2,100	2,100
Additional paid-in capital	8,373,266	28,370,376
Statutory reserves	47,169	47,169
Accumulated deficit	(5,300,800)	(5,300,800)
Accumulated other comprehensive income	157,070	157,070
Total shareholders’ equity	$3,300,161	$23,300,170

Total capitalization	$3,300,161	$23,300,170

The total number of Class A ordinary shares and Class B ordinary shares reflected in the discussion and tables above is based on 21,356,290 Class A ordinary shares and 2,100,000 Class B ordinary shares outstanding as of September 30, 2021, but excludes the (i) 1,449,276 Class A ordinary shares underlying the privately placed Warrants; and (ii) 202,899 Class A ordinary shares underlying the Placement Agent’s Warrants.

DILUTION

If you invest in our Class A ordinary shares, your interest in our Class A ordinary shares will be diluted to the extent of the difference between the offering price per Class A ordinary share and the pro forma net tangible book value per Class A ordinary share after this offering. Dilution results from the fact that the per Class A ordinary share offered hereby is substantially in excess of the book value per Class A ordinary share attributable to the existing shareholders for our presently outstanding Class A ordinary shares. Our net tangible book value attributable to shareholders as of September 30, 2021 was $3,291,158, or approximately $0.15 per share.

Our pro forma net tangible book value of our Class A ordinary shares as of September 30, 2021 gives effect to the sale of our Class A ordinary shares at the offering price of $6.90 per share, prior to deducting the Placement Agent’s fees and estimated offering expenses. We will have 24,254,842 Class A ordinary shares outstanding upon completion of this offering, assuming no exercise of the Warrants or the Placement Agent’s Warrants. Our pro forma net tangible book value as of September 30, 2021, which gives effect to the receipt of the net proceeds from this offering and the issuance of additional Class A ordinary shares in the offering, but assumes no exercise of the Warrants or Placement Agent’s Warrants, and does not take into consideration any other changes in our net tangible book value after September 30, 2021, will be approximately $23,291,167, or $0.96 per share. This would result in dilution to investors in this offering of approximately $5.94 per share, or approximately 86%. Net tangible book value per share would increase to the benefit of present shareholders by $0.81 per share attributable to the purchase of the Class A ordinary shares by investors in this offering.

The following table sets forth the estimated net tangible book value per share after this offering and the dilution to persons purchasing Class A ordinary shares in this offering based on the foregoing offering assumptions.

Offering
Public offering price per share ($)	$6.90
Net tangible book value per share before this offering	$0.15
Increase per share attributable to payments by new investors	$0.81
Pro forma net tangible book value per share after this offering	$0.96
Dilution per share to new investors	$5.94

The following table summarizes as of September 30, 2021, on a pro forma basis, as described above, the number of Class A ordinary shares, the total consideration and the average price per share (1) paid to us by our existing shareholders and (2) issued to persons in this offering at an offering price of $6.90 per share, before deducting estimated offering expenses payable by us:

	Class A Ordinary Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing shareholders	21,356,290	88.0%	$9,199,176	31.5%	$0.43
New investors	2,898,552	12.0%	$20,000,009	68.5%	$6.90
Total	24,254,842	100.0%	$29,199,185	100.0%	$1.20

The total number of Class A ordinary shares and Class B ordinary shares reflected in the discussion and tables above is based on 21,356,290 Class A ordinary shares and 2,100,000 Class B ordinary shares outstanding as of September 30, 2021, but excludes (i) 1,449,276 Class A ordinary shares underlying the privately placed Warrants; and (ii) 202,899 Class A ordinary shares underlying the Placement Agent’s Warrants.

To the extent that we issue additional Class A ordinary shares or Class B ordinary shares in the future, there will be further dilution to the persons being issued Class A ordinary shares in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our shareholders.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $18 million after deducting the Placement Agent’s fees and the estimated offering expenses payable by us.

We intend to use approximately 80% of the net proceeds for developing our technology hardware business, including research and development, sourcing equipment, and recruiting top talent, and the remaining 20% of the net proceeds for the fintech business and general working capital and other general corporate purposes, including mass marketing for the FXSC, talent recruiting and R&D investments to be at the cutting-edge of the business.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Class A Ordinary Shares

We are offering 2,898,552 Class A ordinary shares. As of the date of this prospectus, we are authorized to issue 200,000,000 Class A ordinary shares of $0.001 par value per share and 200,000,000 Class B ordinary shares of $0.001 par value per share. As of the date of this prospectus, there are 21,356,290 Class A ordinary shares and 2,100,000 Class B ordinary shares issued and outstanding.

For more information regarding the Class A ordinary shares offered hereby, please see “Description of Shares” beginning on page 7 of the accompanying base prospectus. You should also refer to our Amended and Restated Memorandum and Articles of Association which were filed as exhibits to the registration statement of which this prospectus supplement is part and to our 2020 Annual Report.

PRIVATE PLACEMENT OF WARRANTS

Concurrently with the sale of Class A ordinary shares in this offering, we will issue and sell to the investors in this offering Warrants to purchase up to an aggregate of 1,449,276 Class A ordinary shares at an exercise price of $8.30 per share.  Each Warrant will be exercisable immediately upon issuance and will expire three and a half (3.5) years from the date of issuance.

The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Class A ordinary shares and also upon any distributions of assets, including cash, stock or other property to our shareholders. The terms of the Warrants may make it difficult for us to raise additional capital at prevailing market terms in the future.

A holder may not exercise any of the Warrants, and the Company may not issue Class A ordinary shares upon exercise of any of the Warrants if, after giving effect to the exercise, a holder together with its “attribution parties,” would beneficially own in excess of 4.99% or 9.99%, at the selection of the holder, of the number of Class A ordinary shares outstanding immediately after giving effect to the issuance of the Class A ordinary shares issuable upon the exercise of the Warrants.

The Warrants and the Class A ordinary shares issuable upon exercise of the Warrants will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Regulation D promulgated under Securities Act and in reliance on similar exemptions under applicable state laws. Accordingly, the investors may exercise the Warrants and sell the underlying Class A ordinary shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market.

We are required within 30 days of the date of the closing of this offering to file a registration statement providing for the resale of the Class A ordinary shares issued and issuable upon the exercise of the Warrants. We are required to use our best efforts to cause such registration statement to become effective within 60 days (or 120 days if the SEC reviews and has comments to such registration statement) of the closing of this offering and to keep such registration statement effective at all times until no purchaser as identified on the signature pages to the Securities Purchase Agreement owns any Warrants or Warrant Shares.

PLAN OF DISTRIBUTION

FT Global Capital, Inc. which we refer to as the Placement Agent, has agreed to act as the exclusive placement agent in connection with this offering, pursuant to that certain placement agency agreement entered into between us and the Placement Agent, dated December 10, 2021 (the “Placement Agency Agreement”).

The Placement Agent is not purchasing any securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but the Placement Agent has agreed to use its reasonable best efforts to arrange for the direct sale of all of the securities in this offering pursuant to this prospectus supplement and the accompanying base prospectus.

We entered into a Securities Purchase Agreement, dated as of December 10, 2021, with certain investors, and we will only sell to investors who have entered into the Securities Purchase Agreement.

We expect to deliver the Class A ordinary shares being offered pursuant to this prospectus supplement on or about December 14, 2021, subject to customary closing conditions.

We have agreed to pay the Placement Agent upon the closing of this offering a cash fee equal to 7.5% of the aggregate gross proceeds of this offering. We also agreed to reimburse the Placement Agent for expenses up to $80,000.

The following table shows the per Class A ordinary share and total cash Placement Agent’s fees we will pay to the Placement Agent in connection with the sale of the Class A ordinary shares pursuant to this prospectus supplement and the accompanying base prospectus, assuming the purchase of all of the Class A ordinary shares offered hereby:

	Per Class A Ordinary Share	Total
Offering price	$6.90	$20,000,000
Placement Agent’s fees	$0.52	$1,500,000
Proceeds, before other expenses, to us	$6.38	$15,500,000

After deducting certain fees and expenses due to the Placement Agent and our estimated offering expenses (including reimbursement of Placement Agent’s accountable expenses, payment of the Placement Agent’s non-accountable expense allowance, and our legal, printing and other various costs, fees and expenses), we expect the net proceeds from this offering to be approximately $18 million.

Placement Agent’s Warrants

We have agreed to issue to the Placement Agent warrants to purchase up to a total of 202,899 Class A ordinary shares (equal to seven percent (7%) of the Class A ordinary shares sold in this offering). Such Placement Agent’s Warrants will be exercisable at a per share price of US$8.30. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our ordinary share and also upon any distributions of assets, including stock or other property to our shareholders.

The Placement Agent’s Warrants may be exercised at any time from the date of issuance, in cash or via cashless exercise, and will terminate on the forty-two month anniversary of the date of issuance. The Placement Agent’s Warrants and the underlying shares will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e). In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the Placement Agent’s Warrants nor any of our shares issued upon exercise of the Placement Agent’s Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of one hundred eighty (180) days beginning on the commencement of sales of this offering. In addition, we have granted the Placement Agent the registration rights provided to recipients of the Warrants, including one demand registration right and unlimited piggyback registration rights. These registration rights apply to all of the securities directly and indirectly issuable upon exercise of the Placement Agent’s Warrants. In compliance with FINRA Rule 5110(g)(8), the one demand registration right and the unlimited piggyback registration right will expire five and seven years, respectively, from the commencement of sales in this offering.

Tail

We have agreed to grant the Placement Agent additional tail compensation for any financings consummated within the 12-month period following the termination of the Placement Agency Agreement to the extent that such financing is provided to us by investors that the Placement Agent “wall-crossed” on our behalf in connection with this offering.

Lock-up Agreements

Each of our officers, directors, and certain existing shareholders have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares for a period of ninety (90) days from the closing date of this offering without the prior written consent of the Placement Agent pursuant to the Placement Agency Agreement, or for one hundred twenty (120) days from the closing date of this offering pursuant to the Securities Purchase Agreement.

The Placement Agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Placement Agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

No Sales of Similar Securities; Restrictions on Future Issuances

We have agreed, for a period until one hundred twenty (120) days after the closing of this offering, subject to certain limited exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ordinary shares or securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional ordinary shares (the “Ordinary Share Equivalents”) or file any registration statement, or amendment or supplement thereto, with the SEC.

In addition, we also agreed with the purchasers identified on the signature pages to the Securities Purchase Agreement that from the date of such agreement until the earlier of (x) the date the initial resale registration statement registering the Warrants and the Class A ordinary shares underlying the Warrants discussed in the final paragraph under “Description of the Securities We Are Offering – Private Placement of Warrants” is declared effective by the SEC and (y) the date as of which all of the holders of Warrants may sell all of the Class A ordinary shares underlying the Warrants without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable), we will not effect or enter into an agreement to effect any issuance by us or any of our subsidiaries of ordinary shares or securities exercisable or convertible into ordinary shares (or a combination of units thereof) involving a “Variable Rate Transaction”, which means a transaction in which we (i) issue or sell any debt or equity securities that are Ordinary Share Equivalents either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the ordinary shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the ordinary shares or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or at-the-market offering facility, whereby we may issue securities at a future determined price.

In addition, we agreed with the purchasers identified on the signature pages to the Securities Purchase Agreement that until the first anniversary of the earlier of (x) or (y) above, we will not issue or enter into any agreement to issue any ordinary shares or ordinary share equivalents unless the such purchasers are offered a participation right, subject to certain terms and conditions as set forth in the Securities Purchase Agreement, to subscribe, on a pro rata basis, for up to 50% of the securities offered in such offering.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it might be deemed to be underwriting commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the Class A ordinary shares and Warrants by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Relationships

The Placement Agent and its affiliates may provide from time to time certain commercial banking, financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the Placement Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services.

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. Mourant Ozannes is acting as our British Virgin Islands counsel. The current address of Mourant Ozannes is 5th Floor, Waters Edge Building, Meridian Plaza, Wickham’s Cay II, PO Box 4857, Road Town, Tortola, British Virgin Islands. Morgan, Lewis & Bockius LLP is counsel to the Placement Agent in connection with this offering. The current address of Morgan, Lewis & Bockius LLP is 1111 Pennsylvania Avenue NW, Washington, DC 20004.

EXPERTS

Our consolidated financial statements for each of the three years in the period ended December 31, 2020 are incorporated by reference in this prospectus and have been so included in reliance on the report of JLKZ CPA LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The current address of JLKZ CPA LLP is 39-01 Main Street Suite 501, Flushing, NY 11354.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference in this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference in this prospectus the following document:

●	the 2020 Annual Report.

●	our Reports of Foreign Private Issuer on Form 6-K, filed with the SEC on May 6, 2021, May 10, 2021, July 16, 2021, August 12, 2021, September 16, 2021, September 27, 2021, September 28, 2021, September 29, 2021, September 29, 2021, October 13, 2021, October 22, 2021, October 26, 2021, October 27, 2021, November 4, 2021, November 12, 2021, November 17, 2021, December 3, 2021, December 8, 2021 and December 13, 2021.

●	Our Registration Statement on Form 8-A, filed with the SEC on November 29, 2017.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Creative Consultants (Hong Kong) Limited, Room 1502-3 15/F., Connaught Commercial Building, 185 Wanchai Road Wanchai, Hong Kong.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited interim period financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

AGM Group Holdings Inc.

$100,000,000

Class A ordinary shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, Class A ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate offering price of the securities that we may offer and sell under this prospectus will not exceed $100,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.

Our Class A ordinary shares issued pursuant to a registration statement on Form F-1 (No. 333-218020) are traded on the Nasdaq Capital Market under the symbol “AGMH”. On May 20, 2020, the closing price of our Class A ordinary shares as reported by the Nasdaq Capital Market was $20.67 per Class A ordinary share.

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the “Risk Factors” section of this prospectus and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission, British Virgin Islands, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 28, 2020

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $100,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our company,” “Company,” “our” and “AGM Holdings” refer to:

●	AGM Group Holdings Inc. (“AGM Holdings”), a British Virgin Islands company limited by shares;

●	AGM Technology Limited, (“AGM HK”) a Hong Kong SAR limited company and a wholly-owned subsidiary of AGM Holdings;

●	AGM Tianjin Construction Development Co., Ltd. (“AGM Tianjin”) (also referred to as 天津安高盟建设发展有限公司 in China), formerly known as AGM Tianjin Construction Development Co., Ltd. (or 深圳安高盟金融科技服务有限公司 in China), a wholly foreign-owned enterprise (“WFOE”) formed under the laws of the People’s Republic of China (the “PRC”) and a wholly-owned subsidiary of AGM HK;

●	Beijing AnGaoMeng Technology Service Co., Ltd. (“AGM Beijing”) (also referred to as 北京安高盟科技服务有限公司 in China), a PRC company and a wholly-owned subsidiary of AGM Tianjin;

●	AGM Software Service LTD (“AGM Software”), a British Virgin Islands company limited by shares and a wholly-owned subsidiary of AGM Holdings;

●	Anyi Network Inc. (“Anyi Network”), a Cayman Islands exempted company and a wholly-owned subsidiary of AGM Holdings;

●	Anyi Technology Limited (“Anyi Technology”), a Hong Kong SAR limited company and a wholly-owned subsidiary of Anyi Network;

●	Jiangsu AnYiWang Internet Technology Co., Ltd. (“Jiangsu AnYiWang”) (also referred to as 江苏安易王网络科技有限公司 in China), a WFOE formed under the PRC laws and a wholly-owned subsidiary of Anyi Technology;

●	Beijing AnYiWang Technology Co., Ltd. (“Beijing AnYiWang”) (also referred to as 北京安易王科技有限公司 in China), a PRC company and a wholly-owned subsidiary of Jiangsu AnYiWang;

●	Changzhou AnYiWang Internet Technology Co., Ltd. (“Changzhou AnYiWang”) (also referred to as 常州安易王网络科技有限公司 in China), a PRC company and a wholly-owned subsidiary of Jiangsu AnYiWang;

●	Lianyungang AnYiWang Software Co., Ltd. (“Lianyungang AnYiWang”) (also referred to as 连云港安易王软件有限公司 in China), a PRC company and a wholly-owned subsidiary of Jiangsu AnYiWang;

●	Tongshan Naquan Technology Services Co., Ltd. (“Tongshan Naquan”) (also referred to as 通山纳全科技服务有限公司 in China), a PRC company and a wholly-owned subsidiary of Jiangsu AnYiWang; and

●	Hubei AnYiWang Internet Technology Co., Ltd. (“Hubei AnYiWang”) (also referred to as 湖北安易王网络科技有限公司 in China), a PRC company and a wholly-owned subsidiary of Beijing AnYiWang.

We have relied on statistics provided by a variety of publicly available sources regarding China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

We qualify as an “emerging growth company,” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and regulatory requirements in contrast to those otherwise applicable generally to public companies. These provisions include, but are not limited to, an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 the Sarbanes-Oxley Act of 2002.

We may take advantage of these reduced reporting and other regulatory requirements for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, become a “large accelerated filer” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or issue more than $1.0 billion of non-convertible debt over a three-year period. In addition, the JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until those standards apply to private companies.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ABOUT THE COMPANY

Incorporated on April 27, 2015, under the laws of the British Virgin Islands (“BVI”), we position ourselves as a software company, currently conducting three main business: 1) accounting and ERP software, 2) fintech software, and 3) trading education software and website service.

Accounting and ERP software

Through Anyi Network, we engage in the development and sale of enterprise application software, including accounting software and Enterprise Resource Planning (ERP) software, and the software-related after-sales services in China. Our mission is to provide easy-to use and effective solutions to minimize error, comply with the increasing regulatory complexity, accommodate transactions volumes of businesses of various sizes, and thus streamlining their accounting and finance operations.

We currently offer seven accounting and ERP software, enabling users to streamline various aspects of their financial close process, including account reconciliations, variance analysis of account balances, journal entry capabilities, data matching capabilities, inventory management, human resource management, supply chain management, budgeting and contract management. The various versions of the software were designed according to different accounting principles for different industries and entity type, Our software help automate these processes and enable our customers to function continuously, empowering them to improve the integrity of their financial reporting and to achieve efficiencies. Our software also allows customers to share data across various departments, including manufacturing, purchasing, sales, accounting, etc., to manage orders and inventory, supply chain, human resources and payroll, and other segment efficiently within the company. We also provide custom software development based on customers’ specific needs.

Fintech software

We provide social trading software and multi-accounting trading management system to small and mid-size broker and institutional clients. We developed our first version of China exchange-based futures/commodity trading software in September 2019. We aim to offer to small and medium sized financial institutions in China with solutions that could enhance the offering they provide to their end-users. We have conducted trials among a small group of users and are improving the software based on the feedbacks. We plan to charge subscription fee for the trading software.

Trading education software and website service

We have developed a subscription based and interactive trading education website that can be used by brokers as a white-label system. We charged brokers monthly fees.

The COVID-19 Pandemic update

We are monitoring the global outbreak and spread of the novel strain of coronavirus (COVID-19) and taking steps in an effort to identify and mitigate the adverse impacts on, and risks to, our business (including but not limited to our employees, customers, other business partners, our manufacturing capabilities and capacity and our distribution channels) posed by its spread and the governmental and community reactions thereto. We continue to assess and update our business continuity plans in the context of this pandemic, including taking steps in an effort to help keep our workforces healthy and safe. The spread of COVID-19 has caused us to modify our business practices (including employee travel, employee work locations in certain cases, and cancellation of physical participation in certain meetings, events and conferences), and we expect to take further actions as may be required or recommended by government authorities or as we determine are in the best interests of our employees, customers and other business partners. We are also working with our suppliers to understand the existing and future negative impacts to our supply chain and take actions in an effort to mitigate such impacts. Due to the speed with which the COVID-19 situation is developing, the global breadth of its spread and the range of governmental and community reactions thereto, there is uncertainty around its duration and ultimate impact; therefore, any negative impact on our overall financial and operating results (including without limitation our liquidity) cannot be reasonably estimated at this time, but the pandemic could lead to extended disruption of economic activity and the impact on our financial and operating results could be material. See “Risk Factors—The COVID-19 pandemic has adversely impacted, and poses risks to, our business, the nature and extent of which are highly uncertain and unpredictable” contained in the 2019 Annual Report incorporated by reference in this prospectus

RISK FACTORS

You should carefully consider the matters described below and in “Risk Factors” in “Item 3. Key Information—D. Risk factors” in our Annual Report, as amended, on Form 20-F for the year ended December 31, 2019 (the “2019 Annual Report”), and all of the information included or incorporated by reference in this prospectus before deciding whether to purchase our ordinary shares. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our ordinary shares could decline, and you may lose all or part of your investment. The risks also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Notice Regarding Forward-Looking Statements.”

Due to the COVID-19 pandemic, our management has determined that the potential acquisition of Yushu Kingo City Real Estate Development Co., Ltd. (“Yushu Kingo”) is not probable, and our inability to complete the acquisition could have an adverse impact on our business expansion and therefore our financial performance.

Following the global outbreak of novel coronavirus, or COVID-19, the severity and scope of the global economic crisis is unprecedented, and we have not seen any evidence that this abrupt and severe decline in economic activity has reached a bottom. Due to the existing travel restriction in place both domestically within China and internationally, it has become extremely difficult for our staff to complete work in conducting the due diligence, financial assessment, and other evaluation of the acquisition. China also banned almost all foreigners from entering the country starting on March 28, 2020, which would make the audit of acquisition target practically impossible. We entered into certain purchase agreement to acquire Yushu Kingo on January 16, 2020, without expecting the COVID-19 outbreak and its global impact. We believe the “Force Majeure” clause in the purchase agreement would provide us with an option to terminate the agreement due to such unforeseeable pandemic. For these reasons, our management has determined that the potential acquisition is not probable at this point.

Given that we believe the acquisition is not probable, we may not be able to execute our business plan for fiscal year 2020, including the expansion into real estate development and business. Since we have already invested into our original expansion plan and now will not be able to realize the anticipated benefits of the planned acquisition, our financial performance may be adversely impacted as a result.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and our SEC filings that are incorporated into this prospectus supplement contain or incorporate by reference forward-looking statements. All statements contained in this prospectus supplement, the accompanying base prospectus and our SEC filings that are incorporated into this prospectus supplement, other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified in the “Risk Factors” filed as Exhibit 99.3 to the current report on Form 6-K filed with the SEC on September 29, 2021, under the section entitled “Item 3. Key Information—3.D. Risk Factors” in the 2020 Annual Report, the section entitled “Risk Factors” beginning on page S-7  of this prospectus supplement, and the section entitled “Risk Factors” beginning on page 4 of the accompanying base prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

CAPITALIZATION AND INDEBTNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general corporate purposes.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

DIVIDEND POLICY

Our dividend policy is set forth under the heading “Item 8.A. Consolidated Statements and Other Financial Information” in our 2019 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

OFFER AND LISTING DETAILS

We may offer and issue from time to time Class A ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, or any combination thereof, up to an aggregate offering price of up to $100,000,000 in one or more transactions under this shelf prospectus. The price of securities offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution.”

The Class A ordinary shares have been listed on the Nasdaq Capital Market under the symbol “AGMH” since April 20, 2018.

The following tables sets forth, for the periods indicated, the high and low trading prices of the Class A ordinary shares as reported on the Nasdaq Capital Market prior to the filing of this prospectus.

Class A ordinary shares (Nasdaq symbol: “AGMH”)

	Market Price Per Share
	High	Low
Quarterly:
July 1, 2018 to September 30, 2018	$39.00	$12.34
October 1, 2018 to December 31, 2018	$52.00	$18.00
January 1, 2019 to March 31, 2019	$35.90	$18.05
April 1, 2019 to June 30, 2019	$20.94	$12.46
July 1, 2019 to September 30, 2019	$19.40	$14.06
October 1, 2019 to December 31, 2019	$24.49	$13.95
January 1, 2020 to March 31, 2020	$17.55	$14.32
April 1, 2020 to June 30, 2020 (until May 20, 2020)	$21.00	$14.87

On January 31, 2020, we received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that we were not in compliance with Nasdaq Listing Rule 5550(a)(3), which requires the Company to have at least 300 public holders for continued listing by Nasdaq. The notification has no immediate effect on the Company’s Nasdaq listing.

Subsequently, we submitted to Nasdaq a plan to regain compliance. On March 26, we received an extension until July 29, 2020 to regain compliance with Listing Rules 5550(a)(3). During the compliance period, the Company’s shares of common stock will continue to be listed and traded on The Nasdaq Capital Market. To regain compliance, the Company must have at least 300 public holders during this 180-day grace period.

If we do not regain compliance with Rule 5550(a)(3) by July 29, 2020, Nasdaq will provide notice that the Company’s Class A ordinary shares will be subject to delisting. We would then be entitled to appeal Nasdaq’s determination to a Nasdaq Hearings Panel and request a hearing.

We intend to close a financing prior to July 29, 2020, and thereby obtain a sufficient number of public holders to evidence compliance with Rule 5550(a)(3). There can be no assurance that we will be able to regain compliance with Rule 5550(a)(3) or will otherwise be in compliance with other Nasdaq listing criteria.

DESCRIPTION OF SHARES

AGM Holdings was incorporated on April 27, 2015 under the BVI Business Companies Act, 2004 (the “BVI Act”) as a company limited by shares. As at the date of this prospectus, the Company is authorized to issue 200,000,000 Class A ordinary shares of $0.001 par value per share and 200,000,000 Class B ordinary shares of $0.001 par value per share. As of the date of this prospectus, there are 21,791,055 Class A ordinary shares and 7,100,000 Class B ordinary shares issued and outstanding.

Our memorandum and articles of association do not permit a director to decide what compensation he or she will receive. All decisions about the compensation of directors will be recommended by the compensation committee, upon its formation, and approved by the board of directors as a whole, both acting only when a quorum of members is present.

The following are summaries of the material provisions of our memorandum and articles of association that will be in force at the time of the closing of this offering and the BVI Act insofar as they relate to the material terms of our Class A ordinary shares. Copies of our memorandum and articles of association are filed as exhibits to the registration statement of which this prospectus is a part.

Class A Ordinary Shares

General

Each Class A ordinary share in the Company confers upon the shareholder:

●	the right to one vote at a meeting of the shareholders of the Company or on any resolution of shareholders. Holders of our Class A Ordinary Share will vote together with holders of our Class B Ordinary Share as a single class on all matters presented to our shareholders for their vote approval;

●	the right to an equal share in any dividend paid by the Company; and

●	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

All of our issued Class A ordinary shares are fully paid and non-assessable. Certificates representing the Class A ordinary shares are issued in registered form. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their Class A ordinary shares.

Class B Ordinary Shares

General

Each Class B ordinary share in the Company confers upon the shareholder the right to five votes at a meeting of the shareholders of the Company or on any resolution of shareholders. Holders of our Class B Ordinary Share will vote together with holders of our Class A Ordinary Share as a single class on all matters presented to our shareholders for their vote approval.

No Class B Ordinary Share may be sold, assigned, transferred, alienated, commuted, anticipated, or otherwise disposed of (including by will or the laws of descent and distribution), or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation, or be otherwise encumbered, and are not subject to attachment, garnishment, execution or other legal or equitable process, and any attempt to do so shall be null and void.

Each Class B ordinary share shall only be issued to Company’s or its subsidiaries’ employees or those entities of which its principal shareholder is an employee of the Company or its subsidiaries. Shareholder’s termination of employment with the Company or its subsidiaries shall immediately result in the cancellation of any and all issued and outstanding shares of Class B ordinary shares held by such shareholder on the date of termination.

Sale, assignment, transfer, alienation, or otherwise disposition of any Class A ordinary shares by common shareholder of Class B ordinary shares shall immediately result in the cancellation of an equal number of Class B ordinary shares on the date of such disposition.

Shareholder(s) of Class B ordinary shares in the Company shall not:

●	receive the right to any dividend paid by the Company;

●	receive the right to any distribution of the surplus assets of the Company on its liquidation.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A ordinary shares and Class B ordinary shares is VStock Transfer, LLC, 18 Lafayette Pace, Woodmere, NY 11598.

Distributions

The holders of our Class A ordinary shares are entitled to such dividends or other distributions as may be authorized by our board of directors, subject to the BVI Act and our memorandum and articles of association.

Voting rights of shareholders

Any action required or permitted to be taken by the shareholders must be taken at a duly called meeting of the shareholders entitled to vote on such action. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A ordinary share or five votes for each Class B ordinary share which such shareholder holds. An action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing.

Election of directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of the British Virgin Islands do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the British Virgin Islands, and we have made no provisions in our memorandum and articles of association to allow cumulative voting for elections of directors.

Meetings of shareholders

Any of our directors may convene a meeting of shareholders at any time and in any manner and place the director considers necessary or desirable. The director convening a meeting must give not less than 7 days’ notice of the meeting to those persons whose names appear as shareholders in the register of shareholders on the date of the notice and are entitled to vote at the meeting, and the other directors. Our board of directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested within 28 days of receiving the written request. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

The quorum for a meeting of shareholders is duly constituted if, at the beginning of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares (or class or series of shares) entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the shareholders, will be dissolved. In any other case it will stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine and, if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the matter to be considered by the meeting, those present will constitute a quorum but otherwise the meeting will be dissolved.

A person other than an individual which is a shareholder may, by a resolution of its directors or other governing body, authorize any individual it thinks fit to act as its representative at any meeting of shareholders. The duly authorized representative shall be entitled to exercise the same powers on behalf of the person which he or she represents as that person could exercise if it were an individual shareholder.

Meetings of directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable A director must be given not less than 3 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors. A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorize any individual it thinks fit to act as its representative at any meeting of shareholders. The duly authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

Protection of minority shareholders

We would normally expect British Virgin Islands courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3)  an infringement of individual rights of the minority shareholder, such as the right to vote and pre-emptive rights, and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new Class A ordinary shares under either British Virgin Islands law or our memorandum and articles of association.

Transfer of Class A ordinary shares

Subject to the restrictions in our memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her Class A ordinary shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may not resolve to refuse or delay the transfer of any Class A ordinary shares the shareholder has failed to pay an amount due in respect of the Class A ordinary shares.

Liquidation

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on Class A ordinary shares and forfeiture of Class A ordinary shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Class A ordinary shares in a written notice served to such shareholders at least 14 days prior to the specified date of payment. Where such a notice has been issued and its requirements have not been complied with, the directors may, at any time before the tender of payment, forfeit and cancel the Class A ordinary shares to which the notice relates.

Issuance of Class A ordinary shares

Subject to the provisions of the BVI Act, our board of directors may authorize the issuance of Class A ordinary shares at such times, to such persons, for such consideration and on such terms as they may determine by a resolution of directors, subject to the BVI Act, our memorandum and articles of association and any applicable requirements imposed from time to time by the SEC, The Nasdaq Capital Market, or by any recognized stock exchange on which our securities are listed.

Redemption of Class A ordinary shares

Subject to the provisions of the BVI Act and our memorandum and articles of association, we may not redeem Class A ordinary shares held by a shareholder without the consent of that shareholder whose Class A ordinary shares are to be redeemed.

Variation of rights

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, only be varied with the consent in writing of, or pursuant to a resolution passed at a meeting by, the holders of more than 50% of the issued shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors:

●	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

●	subject to our memorandum of association, divide our authorized and issued shares into a larger number of shares; and

●	subject to our memorandum of association, combine our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Under the BVI Act, holders of our Class A ordinary shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of shareholders, (iii) the register of directors and (iv) the minutes of meetings and resolutions of shareholders, and to make copies and take extracts from these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find Additional Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase Class A ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with Class A ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase Class A ordinary shares, the number of Class A ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase our Class A ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the AGM Holdings The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Class A ordinary shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock or shares;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of AGM Holdings, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization of the AGM Holdings; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our Class A ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our Class A ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable British Virgin Islands law and our memorandum and articles of association.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of Class A ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants or other securities registered hereunder, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase Class A ordinary shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of Class A ordinary shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or Class A ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

TAXATION

Information regarding taxation is set forth under the heading “Item 10.E. Taxation” in our 2019 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our Class A ordinary shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than Class A ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$12,980
FINRA fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited interim period financial information.

You may read and copy any document we file with, or furnish to, the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference in this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference in this prospectus the following document:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on May 15, 2020 (the “2019 Annual Report”).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Creative Consultants (Hong Kong) Limited, Room 1502-3 15/F., Connuaght Commercial Building, 185 Wanchai Road Wanchai, Hong Kong.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Vcorp Agent Services, Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for districts in the State of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York under the securities laws of the State of New York.

There is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

The recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the British Virgin Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

The United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the British Virgin Islands. A final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the British Virgin Islands.

MATERIAL CHANGES

Except as otherwise described in our 2019 Annual Report, in our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2019.

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. Mourant Ozannes is acting as our British Virgin Islands counsel. The current address of Mourant Ozannes is 5th Floor, Waters Edge Building, Meridian Plaza, Wickham’s Cay II, PO Box 4857, Road Town, Tortola, British Virgin Islands.

EXPERTS

Our consolidated financial statements as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 incorporated by reference in this prospectus and have been so included in reliance on the report of JLKZ CPA LLP and MaloneBailey, LLP, two independent registered public accounting firms, given on the authority of said firm as experts in accounting and auditing. MaloneBailey, LLP was appointed by the Company to serve as its independent registered public accounting firm for fiscal year ended December 31, 2017. JLKZ CPA LLP was appointed by the Company to serve as its independent registered public accounting firm for fiscal year ended December 31, 2018 and 2019. The current address of MaloneBailey, LLP is 9801 Westheimer Road, Suite 1100, Houston, TX 77042. The current address of JLKZ CPA LLP is 39-01 Main Street Suite 501, Flushing, NY 11354.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends of the success of the offering.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

2,898,552 Class A ordinary shares

AGM Group Holdings, Inc.

Prospectus Supplement

Placement Agent

FT Global Capital, Inc.

December 13, 2021